     As filed with the Securities and Exchange Commission on June 6, 2001

                                                      Registration No. 333-51104
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

            POST EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              ALLIED HOLDINGS, INC.
             (Exact name of Registrant as specified in its charter)

                     GEORGIA                             58-0360550
         (State or other jurisdiction of              (I.R.S. Employer
         incorporation or organization)             Identification No.)

        160 CLAIREMONT AVENUE, SUITE 200
                DECATUR, GEORGIA                           30030
    (Address of principal executive offices)             (Zip Code)

       ALLIED HOLDINGS, INC. AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                                 THOMAS M. DUFFY
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                              ALLIED HOLDINGS, INC.
                        160 CLAIREMONT AVENUE, SUITE 200
                             DECATUR, GEORGIA 30030
                                 (404) 373-4285
(Name, address and telephone number, including area code, of agent for service)

         PART I -- INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents constituting part I of this Registration Statement have been or will be sent or given to participants in the Allied Holdings, Inc. Amended and Restated Long-Term Incentive Plan (the "Plan") as specified by Rule 428 (b)(1) under the Securities Act.

          PART II -- INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

         (a) the Annual Report on Form 10-K of Allied Holdings, Inc., (the "Corporation") for the fiscal year ended December 31, 2000;

         (b) the Corporation's Report on Form 10-Q for the quarter ended March 31, 2001;

         (c) the Corporation's Registration Statement on Form 8-A dated February 11, 1998 with respect to the description of the Common Stock described therein; and

         (d) all other documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters securities that remain unsold.

         Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is or is deemed to be incorporated by reference herein modified or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the shares of the Corporation's Common Stock is being passed upon by Thomas M. Duffy, Esq., Senior Vice President, Secretary and General Counsel for the Corporation. Thomas M. Duffy is an officer of, and receives compensation from, the Corporation and is the beneficial holder of 6,230 shares of the Corporation's Common Stock.

Item 6.  Indemnification of Directors and Officers.

         Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code provides that a corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if (1) such individual conducted himself or herself in good faith; and (2) such individual reasonably believed (A) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation, (B) in all other cases, that such conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful. Subsection (d) of
Section 14-2-851 of the Georgia Business Corporation Code provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct, or in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. Notwithstanding the foregoing, pursuant to
Section 14-2-854, a court may order a corporation to indemnify a director if such court determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify the director even if the director has not met the relevant standard of conduct set forth in subsections (a) and (b) of Section 14-2-851 of the Georgia Business Corporation Code, failed to comply with Section 14-2-853 of the Georgia Business Corporation Code, or was adjudged liable in a proceeding referred to in paragraph (1) or (2) of subsection (d) of Section 14-2-851 of the Georgia Business Corporation Code, but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.

         Section 14-2-852 of the Georgia Business Corporation Code provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

         Section 14-2-857 of the Georgia Business Corporation Code provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director. If the officer is not a director, (or if the officer is a director but the sole basis on which he or she is made a party to the proceeding is an act or omission solely as an officer) to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability arising out of conduct that constitutes (1) appropriation, in violation of their duties, of any business opportunity of the corporation, (2) acts or omissions that involve intentional misconduct or a knowing violation of law, (3) the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code or (4) receipt of an improper personal benefit. An officer of a corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 of the Georgia Business Corporation Code and may apply to a court under
Section 14-2-854 of the Georgia Business Corporation Code for indemnification, in each case to the same extent to which a director may be entitled to indemnification under those provisions. Finally, a corporation may also indemnify an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action by its board of directors or contract.

         The Corporation's Amended and Restated Articles of Incorporation (the "Restated Charter") eliminate, to the fullest extent permitted by applicable law, the personal liability of directors to the Corporation or its shareholders for monetary damages for breaches of such directors' duty of care or other duties as a director. This provision of the Restated Charter will limit the remedies available to a shareholder in the event of breaches of any director's duties to such shareholder or the Corporation. Under current Georgia law, the Restated Charter does not provide for the elimination of or any limitation on the personal liability of a director for (i) any appropriation, in violation of the director's duties, of any business opportunity of the Corporation, (ii) acts or omissions which involve intentional misconduct or a knowing violation of law,
(iii) unlawful corporate distributions or (iv) any transactions from which the director received an improper personal benefit.

         Under the Corporation's Bylaws, the Corporation shall indemnify to the fullest extent permitted under the GBCC any person made a party to a proceeding because he or she is or was a director or officer of the Corporation, if he or she acted in a manner he or she believed in good faith to be in or not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. The Corporation shall have the power to indemnify to the fullest extent permitted under the GBCC any person made a party to a proceeding because he or she is or was an employee or agent of the Corporation, if he or she acted in a manner he or she believed in good faith to be in or not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful.

         The Corporation's directors and executive officers are insured against damages from actions and claims incurred in the course of performing duties, and the Corporation is insured against expenses incurred in defending lawsuits arising from certain alleged acts against directors and executive officers.

         The foregoing summaries are necessarily subject to the complete text of the statutes, Restated Charter and agreements referred to above and are qualified in their entirety by reference thereto.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         Exhibit No.       Description
         -----------       -----------
         4.1               Amended and Restated Articles of Incorporation
                           (incorporated by reference from Registration
                           Statement (File Number

                           33-66620) as filed with the Securities and Exchange
                           Commission on July 28, 1993 and amended on September
                           2, 1993 and September 17, 1993 and deemed effective on September 29, 1993).

         4.2               Amended and Restated Bylaws, as amended to date
                           (filed as Exhibit 3.2 to the Corporation's Annual
                           Report on Form 10-K for the fiscal year ended
                           December 31, 2000, and incorporated herein by this reference).

         4.3               Allied Holdings, Inc. Amended and Restated Long-Term
                           Incentive Plan

         5 Opinion of Thomas M. Duffy, Esq. (filed as Exhibit 5 to Registration Statement 333-51104 as filed with the SEC on December 1, 2000).

         23.1              Consent of Arthur Andersen LLP.

         23.2              Consent of Thomas M. Duffy, Esq. (included in Exhibit 5)

         24                Powers of Attorney (included on Signature Page).

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of any offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 5 day of June, 2001.

                                 ALLIED HOLDINGS, INC.



                                 By: /s/ Daniel H. Popky
                                     ------------------------------------------
                                     Daniel H. Popky
                                     Senior Vice President and Chief Financial
                                     Officer

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Robert J. Rutland and Daniel H. Popky, and either of them (with full power in each to act alone), as true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on this 5 day of June, 2001.


                   Signature                           Title
                   ---------                           -----


          /s/ Robert J. Rutland             Chairman and CEO and Director
         -----------------------------
              Robert J. Rutland


          /s/ Guy W. Rutland, III           Chairman Emeritus and Director
         -----------------------------
              Guy W. Rutland, III


          /s/ Daniel H. Popky               Senior Vice-President and Chief
         -----------------------------      Financial Officer (Principal
              Daniel H. Popky               Financial and Accounting Officer)


          /s/ Bernard O. DeWulf             Vice Chairman, Executive
         -----------------------------      Vice-President and Director
              Bernard O. DeWulf

           /s/ Joseph W. Collier          Executive Vice-President and Director
         -----------------------------
               Joseph W. Collier


           /s/ David G. Bannister         Director
         -----------------------------
               David G. Bannister


           /s/ Robert R. Woodson          Director
         -----------------------------
               Robert R. Woodson


           /s/ William P. Benton          Director
         -----------------------------
               William P. Benton


           /s/ Guy W. Rutland, IV         Executive Vice-President and Director
         -----------------------------
               Guy W. Rutland, IV


          /s/ Berner F. Wilson, Jr.       Director
         -----------------------------
              Berner F. Wilson, Jr.

                                INDEX TO EXHIBITS

Exhibit No.    Sequentially Numbered Description
-----------    ---------------------------------
4.3            Allied Holdings, Inc. Amended and Restated Long-Term Incentive Plan

5              Opinion of Thomas M. Duffy, Esq.

23.1           Consent of Arthur Andersen LLP.

23.2           Consent of Thomas M. Duffy, Esq. (included in Exhibit 5)

24             Powers of Attorney (included on Signature Page).